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Exhibit 15.2

Mexico, D.F., May 19, 2005
Securities and Exchange Commission
450 Fifth Street, NW
Washington D.C., 20549

Commissioner,

        We are aware that our report dated April 20, 2005 on our review of interim consolidated financial information of Southern Peru Copper Corporation for the three-month periods ended March 31, 2004 and 2005 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in its Amendment No. 1 to Registration Statement No. 333-124439 dated May 19, 2005 on Form S-3 and in its Registration Statement No. 333-02736 dated March 25, 1996 on Form S-8.

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS

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  Exhibit 15.2